Exhibit 99.1
Cable One Reports First Quarter 2024 Results
May 2, 2024 – PHOENIX – (BUSINESS WIRE) – Cable One, Inc. (NYSE: CABO) (the “Company” or “Cable One”) today reported financial and operating results for the quarter ended March 31, 2024.

	Three Months Ended March 31,
(dollars in thousands)	2024	2023	$ Change	% Change
Revenues	$404,312	$421,894	$(17,582)	(4.2)%
Net income	$47,342	$57,426	$(10,084)	(17.6)%
Net profit margin	11.7%	13.6%
Cash flows from operating activities	$164,750	$161,787	$2,963	1.8%
Adjusted EBITDA(1)	$217,052	$228,774	$(11,722)	(5.1)%
Adjusted EBITDA margin(1)	53.7%	54.2%
Capital expenditures	$65,887	$96,106	$(30,219)	(31.4)%
Adjusted EBITDA less capital expenditures(1)	$151,165	$132,668	$18,497	13.9%
“The first quarter of 2024 was our second straight quarter of sequential residential data customer growth,” said Julie Laulis, Cable One President and CEO. “Our use of targeted pricing and product offerings in certain markets helped contribute to this growth and we believe our revenues will ultimately benefit from such price-unit rebalancing over the long-term.”
First Quarter 2024 Summary:
•Sequentially, residential data primary service units ("PSUs") grew by 6,900, or 0.7%, and business data PSUs grew by 300, or 0.3%, from the fourth quarter of 2023.
•Net income was $47.3 million in the first quarter of 2024 compared to $57.4 million in the first quarter of 2023. Adjusted EBITDA was $217.1 million in the first quarter of 2024 compared to $228.8 million in the first quarter of 2023. Net profit margin was 11.7% and Adjusted EBITDA margin was 53.7%.
•Net cash provided by operating activities was $164.8 million in the first quarter of 2024 compared to $161.8 million in the first quarter of 2023. Adjusted EBITDA less capital expenditures was $151.2 million in the first quarter of 2024 compared to $132.7 million in the first quarter of 2023.
•Total revenues were $404.3 million in the first quarter of 2024 compared to $421.9 million in the first quarter of 2023.
•The Company paid $16.8 million in dividends during the first quarter of 2024.
•The Company repaid $50.0 million under its revolving credit facility (the "Revolver") during the first quarter of 2024.

(1)Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EBITDA less capital expenditures are defined in the section of this press release entitled “Use of Non-GAAP Financial Measures.” Adjusted EBITDA and Adjusted EBITDA less capital expenditures are reconciled to net income, Adjusted EBITDA margin is reconciled to net profit margin and Adjusted EBITDA less capital expenditures is also reconciled to net cash provided by operating activities. Refer to the “Reconciliations of Non-GAAP Measures” tables within this press release.

First Quarter 2024 Financial Results Compared to First Quarter 2023
Revenues were $404.3 million in the first quarter of 2024 compared to $421.9 million in the first quarter of 2023. Residential video revenues decreased $9.9 million, or 14.1%, year-over-year due primarily to a decrease in residential video subscribers, partially offset by a rate adjustment enacted during the quarter. Residential data revenues decreased $6.9 million, or 2.8%, year-over-year due primarily to a 2.7% decrease in average revenue per unit, partially offset by an increase in residential data subscribers. Business data revenues increased $2.0 million, or 3.7%, year-over-year, due primarily to an increase in business data subscribers.
Net income was $47.3 million in the first quarter of 2024 compared to $57.4 million in the prior year quarter. The year-over-year decrease was due primarily to lower revenues, partially offset by a reduction in programming costs resulting from video customer losses. Net profit margin was 11.7% in the first quarter of 2024 compared to 13.6% in the prior year quarter.
Adjusted EBITDA was $217.1 million and $228.8 million for the first quarter of 2024 and 2023, respectively. Adjusted EBITDA margin was 53.7% in the first quarter of 2024 compared to 54.2% in the prior year quarter.
Net cash provided by operating activities was $164.8 million in the first quarter of 2024 compared to $161.8 million in the first quarter of 2023. Capital expenditures for the first quarter of 2024 totaled $65.9 million compared to $96.1 million for the first quarter of 2023. Adjusted EBITDA less capital expenditures for the first quarter of 2024 was $151.2 million compared to $132.7 million in the prior year quarter.
Liquidity and Capital Resources
At March 31, 2024, the Company had $210.7 million of cash and cash equivalents on hand compared to $190.3 million at December 31, 2023. The Company’s debt balance was approximately $3.6 billion and $3.7 billion at March 31, 2024 and December 31, 2023, respectively. The Company had $288.0 million of borrowings and $712.0 million available for borrowing under the Revolver as of March 31, 2024.
The Company paid $16.8 million in dividends to stockholders during the first quarter of 2024.
The Company repaid $50.0 million under its Revolver during the first quarter of 2024 and repaid an additional $50.0 million in April 2024.
The Company's capital expenditures by category for the three months ended March 31, 2024 and 2023 were as follows (in thousands):

	Three Months Ended March 31,
	2024	2023
Customer premise equipment(1)	$3,629	$21,325
Commercial(2)	8,235	7,227
Scalable infrastructure(3)	8,534	15,859
Line extensions(4)	15,262	9,707
Upgrade/rebuild(5)	8,231	21,815
Support capital(6)	21,995	20,173
Total	$65,887	$96,106

(1)Customer premise equipment includes costs incurred at customer locations, including installation costs and customer premise equipment (e.g., modems and set-top boxes).
(2)Commercial includes costs related to securing business services customers and PSUs, including small and medium-sized businesses and enterprise customers.
(3)Scalable infrastructure includes costs not related to customer premise equipment to secure growth of new customers and PSUs or provide service enhancements (e.g., headend equipment).
(4)Line extensions include network costs associated with entering new service areas (e.g., fiber/coaxial cable, amplifiers, electronic equipment, make-ready and design engineering).
(5)Upgrade/rebuild includes costs to modify or replace existing fiber/coaxial cable networks, including betterments.
(6)Support capital includes costs associated with the replacement or enhancement of non-network assets due to technological and physical obsolescence (e.g., non-network equipment, land, buildings and vehicles) and capitalized internal labor costs not associated with customer installation activities.

Conference Call
Cable One will host a conference call with the financial community to discuss results for the first quarter of 2024 on Thursday, May 2, 2024, at 5 p.m. Eastern Time (ET).
The conference call will be available via an audio webcast on the Cable One Investor Relations website at ir.cableone.net or by dialing 1-888-800-3155 (International: 1-646-307-1696) and using the access code 1202376. Participants should register for the webcast or dial in for the conference call shortly before 5 p.m. ET.
A replay of the call will be available from May 2, 2024 until May 16, 2024 at ir.cableone.net.
Additional Information Available on Website
The information in this press release should be read in conjunction with the condensed consolidated financial statements and notes thereto contained in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2024, which will be posted on the “SEC Filings” section of the Cable One Investor Relations website at ir.cableone.net when it is filed with the Securities and Exchange Commission (the “SEC”). Investors and others interested in more information about Cable One should consult the Company’s website, which is regularly updated with financial and other important information about the Company.
Use of Non-GAAP Financial Measures
The Company uses certain measures that are not defined by generally accepted accounting principles in the United States (“GAAP”) to evaluate various aspects of its business. Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA less capital expenditures and capital expenditures as a percentage of Adjusted EBITDA are non-GAAP financial measures and should be considered in addition to, not as superior to, or as a substitute for, net income, net profit margin, net cash provided by operating activities or capital expenditures as a percentage of net income reported in accordance with GAAP. Adjusted EBITDA and Adjusted EBITDA less capital expenditures are reconciled to net income, Adjusted EBITDA margin is reconciled to net profit margin and capital expenditures as a percentage of Adjusted EBITDA is reconciled to capital expenditures as a percentage of net income. Adjusted EBITDA less capital expenditures is also reconciled to net cash provided by operating activities. These reconciliations are included in the “Reconciliations of Non-GAAP Measures” tables within this press release.
“Adjusted EBITDA” is defined as net income plus net interest expense, income tax provision, depreciation and amortization, equity-based compensation, severance and contract termination costs, acquisition-related costs, net (gain) loss on asset sales and disposals, system conversion costs, net equity method investment (income) loss, net other (income) expense and other unusual items, as provided in the “Reconciliations of Non-GAAP Measures” tables within this press release. As such, it eliminates the significant non-cash depreciation and amortization expense that results from the capital-intensive nature of the Company’s business as well as other non-cash or special items and is unaffected by the Company’s capital structure or investment activities. This measure is limited in that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues and the Company’s cash cost of debt financing. These costs are evaluated through other financial measures.
“Adjusted EBITDA margin” is defined as Adjusted EBITDA divided by total revenues.
“Adjusted EBITDA less capital expenditures,” when used as a liquidity measure, is calculated as net cash provided by operating activities excluding the impact of capital expenditures, net interest expense, non-cash interest expense, income tax provision, changes in operating assets and liabilities, write off of debt issuance costs, change in deferred income taxes and certain other items, as provided in the “Reconciliations of Non-GAAP Measures” tables within this press release.
“Capital expenditures as a percentage of Adjusted EBITDA” is defined as capital expenditures divided by Adjusted EBITDA.
The Company uses Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA less capital expenditures and capital expenditures as a percentage of Adjusted EBITDA to assess its performance, and it also uses Adjusted EBITDA less capital expenditures as an indicator of its ability to fund operations and make additional investments with internally generated funds. In addition, Adjusted EBITDA generally correlates to the measure used in the leverage ratio calculations under the Company’s credit agreement and the indenture governing the Company’s non-convertible senior unsecured notes to determine compliance with the covenants contained in the credit agreement and the ability to take certain actions under the indenture governing the non-convertible senior unsecured notes. Adjusted EBITDA less capital expenditures is also a significant performance measure that has been used by the Company in its incentive compensation programs. Adjusted EBITDA does not take into account cash used for mandatory debt service requirements or other non-discretionary expenditures, and thus does not represent residual funds available for discretionary uses.
The Company believes that Adjusted EBITDA, Adjusted EBITDA margin and capital expenditures as a percentage of Adjusted EBITDA are useful to investors in evaluating the operating performance of the Company. The Company believes that Adjusted EBITDA less capital expenditures is useful to investors as it shows the Company’s performance while taking into account cash outflows for capital expenditures and is one of several indicators of the Company’s ability to service debt, make investments and/or return capital to its stockholders.
Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA less capital expenditures, capital expenditures as a percentage of Adjusted EBITDA and similar measures with similar titles are common measures used by investors, analysts and peers to compare performance in the Company’s industry, although the Company’s measures of Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA less capital expenditures and capital expenditures as a percentage of Adjusted EBITDA may not be directly comparable to similarly titled measures reported by other companies.
About Cable One
Cable One, Inc. (NYSE:CABO) is a leading broadband communications provider committed to connecting customers and communities to what matters most. Through Sparklight® and the associated Cable One family of brands, the Company served more than one million residential and business customers in 24 states as of March 31, 2024. Powered by a fiber-rich network, the Cable One family of brands provide residential customers with a wide array of connectivity and entertainment services, including Gigabit speeds, advanced Wi-Fi and video. For businesses ranging from small and mid-market up to enterprise, wholesale and carrier, the Company offers scalable, cost-effective solutions that enable businesses of all sizes to grow, compete and succeed.
Contacts

Trish Niemann	Todd Koetje
Vice President, Communications Strategy	Chief Financial Officer
602-364-6372	investor_relations@cableone.biz
patricia.niemann@cableone.biz

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This communication may contain “forward-looking statements” that involve risks and uncertainties. These statements can be identified by the fact that they do not relate strictly to historical or current facts, but rather are based on current expectations, estimates, assumptions and projections about the Company’s industry, business, strategy, acquisitions and strategic investments, market expansion plans, dividend policy, capital allocation, financing strategy, financial results and financial condition. Forward-looking statements often include words such as “will,” “should,” “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance in connection with discussions of future operating or financial performance. As with any projection or forecast, forward-looking statements are inherently susceptible to uncertainty and changes in circumstances. The Company’s actual results may vary materially from those expressed or implied in its forward-looking statements. Accordingly, undue reliance should not be placed on any forward-looking statement made by the Company or on its behalf. Important factors that could cause the Company’s actual results to differ materially from those in its forward-looking statements include government regulation, economic, strategic, political and social conditions and the following factors, which are discussed in the Company’s latest Annual Report on Form 10-K as filed with the SEC:

•rising levels of competition from historical and new entrants in the Company’s markets;
•recent and future changes in technology, and the Company's ability to develop, deploy and operate new technologies, service offerings and customer service platforms;
•the Company’s ability to continue to grow its residential data and business data revenues and customer base;
•increases in programming costs and retransmission fees;
•the Company’s ability to obtain hardware, software and operational support from vendors;
•risks that the Company may fail to realize the benefits anticipated as a result of the Company's purchase of the remaining interests in Hargray Acquisition Holdings, LLC that the Company did not already own;
•risks relating to existing or future acquisitions and strategic investments by the Company;
•risks that the implementation of the Company’s new enterprise resource planning and billing systems disrupt business operations;
•the integrity and security of the Company’s network and information systems;
•the impact of possible security breaches and other disruptions, including cyber-attacks;
•the Company’s failure to obtain necessary intellectual and proprietary rights to operate its business and the risk of intellectual property claims and litigation against the Company;
•legislative or regulatory efforts to impose network neutrality and other new requirements on the Company’s data services;
•additional regulation of the Company’s video and voice services;
•the Company’s ability to renew cable system franchises;
•increases in pole attachment costs;
•changes in local governmental franchising authority and broadcast carriage regulations;
•changes in government subsidy programs;
•the potential adverse effect of the Company’s level of indebtedness on its business, financial condition or results of operations and cash flows;
•the restrictions the terms of the Company’s indebtedness place on its business and corporate actions;
•the possibility that interest rates will continue to rise, causing the Company’s obligations to service its variable rate indebtedness to increase significantly;
•risks associated with the Company’s convertible indebtedness;
•the Company’s ability to continue to pay dividends;
•provisions in the Company’s charter, by-laws and Delaware law that could discourage takeovers and limit the judicial forum for certain disputes;
•adverse economic conditions, labor shortages, supply chain disruptions, changes in rates of inflation and the level of move activity in the housing sector;
•pandemics, epidemics or disease outbreaks, such as the COVID-19 pandemic, have, and may in the future, disrupt the Company's business and operations, which could materially affect the Company's business, financial condition, results of operations and cash flows;
•lower demand for the Company's residential data and business data products;
•fluctuations in the Company’s stock price;
•dilution from equity awards, convertible indebtedness and potential future convertible debt and stock issuances;
•damage to the Company’s reputation or brand image;
•the Company’s ability to retain key employees (whom we refer to as associates);
•the Company’s ability to incur future indebtedness;
•provisions in the Company’s charter that could limit the liabilities for directors; and
•the other risks and uncertainties detailed from time to time in the Company’s filings with the SEC, including but not limited to those described under "Risk Factors" in its latest Annual Report on Form 10-K and in its subsequent filings with the SEC.
Any forward-looking statements made by the Company in this communication speak only as of the date on which they are made. The Company is under no obligation, and expressly disclaims any obligation, except as required by law, to update or alter its forward-looking statements, whether as a result of new information, subsequent events or otherwise.

CABLE ONE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended March 31,
(dollars in thousands, except per share data)	2024	2023(1)	Change	% Change
Revenues:
Residential data	$235,820	$242,697	$(6,877)	(2.8)%
Residential video	60,358	70,286	(9,928)	(14.1)%
Residential voice	8,561	9,748	(1,187)	(12.2)%
Business data	56,640	54,606	2,034	3.7%
Business other	19,185	21,654	(2,469)	(11.4)%
Other	23,748	22,903	845	3.7%
Total Revenues	404,312	421,894	(17,582)	(4.2)%
Costs and Expenses:
Operating (excluding depreciation and amortization)	106,512	112,161	(5,649)	(5.0)%
Selling, general and administrative	90,390	86,745	3,645	4.2%
Depreciation and amortization	85,641	85,428	213	0.2%
(Gain) loss on asset sales and disposals, net	1,907	5,456	(3,549)	(65.0)%
Total Costs and Expenses	284,450	289,790	(5,340)	(1.8)%
Income from operations	119,862	132,104	(12,242)	(9.3)%
Interest expense, net	(35,784)	(37,222)	1,438	(3.9)%
Other income (expense), net	(7,115)	1,353	(8,468)	NM
Income before income taxes and equity method investment income (loss), net	76,963	96,235	(19,272)	(20.0)%
Income tax provision	21,108	22,295	(1,187)	(5.3)%
Income before equity method investment income (loss), net	55,855	73,940	(18,085)	(24.5)%
Equity method investment income (loss), net	(8,513)	(16,514)	8,001	(48.4)%
Net income	$47,342	$57,426	$(10,084)	(17.6)%

Net Income per Common Share:
Basic	$8.43	$10.04	$(1.61)	(16.0)%
Diluted	$8.11	$9.62	$(1.51)	(15.7)%
Weighted Average Common Shares Outstanding:
Basic	5,618,745	5,718,745	(100,000)	(1.7)%
Diluted	6,026,462	6,128,594	(102,132)	(1.7)%

Unrealized gain (loss) on cash flow hedges and other, net of tax	$18,274	$(17,942)	$36,216	(201.9)%
Comprehensive income	$65,616	$39,484	$26,132	66.2%

NM = Not meaningful.
(1)Interest and investment income for the three months ended March 31, 2023 has been reclassified from Other income (expense), net, to Interest expense, net, to conform to the current year presentation.

CABLE ONE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(dollars in thousands, except par values)	March 31, 2024	December 31, 2023
Assets
Current Assets:
Cash and cash equivalents	$210,733	$190,289
Accounts receivable, net	60,530	93,973
Prepaid and other current assets	76,042	58,116
Total Current Assets	347,305	342,378
Equity investments	1,117,220	1,125,447
Property, plant and equipment, net	1,784,847	1,791,120
Intangible assets, net	2,579,969	2,595,892
Goodwill	928,947	928,947
Other noncurrent assets	81,895	63,149
Total Assets	$6,840,183	$6,846,933

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable and accrued liabilities	$140,589	$156,645
Deferred revenue	27,079	27,169
Current portion of long-term debt	19,018	19,023
Total Current Liabilities	186,686	202,837
Long-term debt	3,574,116	3,626,928
Deferred income taxes	978,032	974,467
Other noncurrent liabilities	174,608	169,556
Total Liabilities	4,913,442	4,973,788

Stockholders' Equity:
Preferred stock ($0.01 par value; 4,000,000 shares authorized; none issued or outstanding)	—	—
Common stock ($0.01 par value; 40,000,000 shares authorized; 6,175,399 shares issued; and 5,619,098 and 5,616,987 shares outstanding as of March 31, 2024 and December 31, 2023, respectively)	62	62
Additional paid-in capital	615,039	607,574
Retained earnings	1,856,054	1,825,542
Accumulated other comprehensive income (loss)	55,019	36,745
Treasury stock, at cost (556,301 and 558,412 shares held as of March 31, 2024 and December 31, 2023, respectively)	(599,433)	(596,778)
Total Stockholders' Equity	1,926,741	1,873,145
Total Liabilities and Stockholders' Equity	$6,840,183	$6,846,933

CABLE ONE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
(in thousands)	2024	2023
Cash flows from operating activities:
Net income	$47,342	$57,426
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	85,641	85,428
Non-cash interest expense, net	2,217	2,317
Equity-based compensation	7,465	5,585
Write-off of debt issuance costs	—	3,340
Change in deferred income taxes	(2,220)	3,143
(Gain) loss on asset sales and disposals, net	1,907	5,456
Equity method investment (income) loss, net	8,513	16,514
Fair value adjustments	7,154	(4,852)
Changes in operating assets and liabilities:
Accounts receivable, net	33,443	28,234
Prepaid and other current assets	(14,211)	(26,220)
Accounts payable and accrued liabilities	(9,910)	(14,004)
Deferred revenue	(90)	648
Other	(2,501)	(1,228)
Net cash provided by operating activities	164,750	161,787

Cash flows from investing activities:
Capital expenditures	(65,887)	(96,106)
Change in accrued expenses related to capital expenditures	(5,894)	(4,745)
Purchase of wireless licenses	(625)	—
Proceeds from sales of property, plant and equipment	2,434	137
Net cash used in investing activities	(69,972)	(100,714)

Cash flows from financing activities:
Proceeds from long-term debt borrowings	—	638,000
Payment of debt issuance costs	—	(7,898)
Payments on long-term debt	(54,849)	(643,164)
Repurchases of common stock	—	(41,751)
Payment of withholding tax for equity awards	(2,655)	(2,180)
Dividends paid to stockholders	(16,830)	(16,498)
Net cash used in financing activities	(74,334)	(73,491)

Change in cash and cash equivalents	20,444	(12,418)
Cash and cash equivalents, beginning of period	190,289	215,150
Cash and cash equivalents, end of period	$210,733	$202,732

Supplemental cash flow disclosures:
Cash paid for interest, net of capitalized interest	$32,842	$33,914
Cash paid for income taxes, net of refunds received	$26,399	$43,386

CABLE ONE, INC.
RECONCILIATIONS OF NON-GAAP MEASURES
(Unaudited)

	Three Months Ended March 31,
(dollars in thousands)	2024	2023	$ Change	% Change
Net income	$47,342	$57,426	$(10,084)	(17.6)%
Net profit margin	11.7%	13.6%

Plus: Interest expense, net	35,784	37,222	(1,438)	(3.9)%
Income tax provision	21,108	22,295	(1,187)	(5.3)%
Depreciation and amortization	85,641	85,428	213	0.2%
Equity-based compensation	7,465	5,585	1,880	33.7%
Severance and contract termination costs	1,103	—	1,103	NM
Acquisition-related costs	389	201	188	93.5%
(Gain) loss on asset sales and disposals, net	1,907	5,456	(3,549)	(65.0)%
System conversion costs	685	—	685	NM
Equity method investment (income) loss, net	8,513	16,514	(8,001)	(48.4)%
Other (income) expense, net	7,115	(1,353)	8,468	NM
Adjusted EBITDA	$217,052	$228,774	$(11,722)	(5.1)%
Adjusted EBITDA margin	53.7%	54.2%

Less: Capital expenditures	$65,887	$96,106	$(30,219)	(31.4)%
Capital expenditures as a percentage of net income	139.2%	167.4%
Capital expenditures as a percentage of Adjusted EBITDA	30.4%	42.0%

Adjusted EBITDA less capital expenditures	$151,165	$132,668	$18,497	13.9%

NM = Not meaningful.

	Three Months Ended March 31,
(dollars in thousands)	2024	2023	$ Change	% Change
Net cash provided by operating activities	$164,750	$161,787	$2,963	1.8%
Capital expenditures	(65,887)	(96,106)	30,219	(31.4)%
Interest expense, net	35,784	37,222	(1,438)	(3.9)%
Non-cash interest expense	(2,217)	(2,317)	100	(4.3)%
Income tax provision	21,108	22,295	(1,187)	(5.3)%
Changes in operating assets and liabilities	(6,731)	12,570	(19,301)	(153.5)%
Write-off of debt issuance costs	—	(3,340)	3,340	(100.0)%
Change in deferred income taxes	2,220	(3,143)	5,363	(170.6)%
Acquisition-related costs	389	201	188	93.5%
Severance and contract termination costs	1,103	—	1,103	NM
System conversion costs	685	—	685	NM
Fair value adjustments	(7,154)	4,852	(12,006)	(247.4)%
Other (income) expense, net	7,115	(1,353)	8,468	NM
Adjusted EBITDA less capital expenditures	$151,165	$132,668	$18,497	13.9%

NM = Not meaningful.

CABLE ONE, INC.
OPERATING STATISTICS
(Unaudited)

	As of March 31,
(in thousands, except percentages and ARPU data)	2024	2023	Change	% Change
Homes Passed	2,794.9	2,719.7	75.3	2.8%

Residential Customers	999.8	1,007.4	(7.6)	(0.8)%

Data PSUs	967.4	966.0	1.4	0.1%
Video PSUs	125.6	157.6	(31.9)	(20.3)%
Voice PSUs	76.0	87.7	(11.7)	(13.4)%
Total residential PSUs	1,168.9	1,211.2	(42.3)	(3.5)%

Business Customers	102.6	101.8	0.8	0.8%

Data PSUs	99.1	97.5	1.6	1.6%
Video PSUs	7.7	9.5	(1.8)	(19.0)%
Voice PSUs	39.2	40.6	(1.4)	(3.4)%
Total business services PSUs	146.0	147.6	(1.6)	(1.1)%

Total Customers	1,102.4	1,109.2	(6.8)	(0.6)%
Total non-video	965.6	939.7	25.8	2.7%
Percent of total	87.6%	84.7%		2.9%

Data PSUs	1,066.4	1,063.5	2.9	0.3%
Video PSUs	133.3	167.0	(33.7)	(20.2)%
Voice PSUs	115.2	128.3	(13.1)	(10.2)%
Total PSUs	1,314.9	1,358.8	(43.9)	(3.2)%

Penetration
Data	38.2%	39.1%		(0.9)%
Video	4.8%	6.1%		(1.4)%
Voice	4.1%	4.7%		(0.6)%

Share of First Quarter Revenues
Residential data	58.3%	57.5%		0.8%
Business services	18.8%	18.1%		0.7%
Total	77.1%	75.6%		1.5%

ARPU - First Quarter
Residential data(1)	$81.33	$83.58	$(2.25)	(2.7)%
Residential video(1)	$154.86	$142.29	$12.57	8.8%
Residential voice(1)	$36.75	$36.23	$0.52	1.4%
Business services(2)	$246.28	$250.01	$(3.73)	(1.5)%

Note: All totals, percentages and year-over-year changes are calculated using exact numbers. Minor differences may exist due to rounding.
(1)ARPU values represent the applicable quarterly residential service revenues (excluding installation and activation fees) divided by the corresponding average of the number of PSUs at the beginning and end of each period, divided by three, except that for any PSUs added or subtracted as a result of an acquisition or divestiture occurring during the period, the associated ARPU values represent the applicable residential service revenues (excluding installation and activation fees) divided by the pro-rated average number of PSUs during such period.
(2)ARPU values represent quarterly business services revenues divided by the average of the number of business customer relationships at the beginning and end of each period, divided by three, except that for any business customer relationships added or subtracted as a result of an acquisition or divestiture occurring during the period, the associated ARPU values represent business services revenues divided by the pro-rated average number of business customer relationships during such period.